EXHIBIT 99.A3A.VIPIII

                                                          EXHIBIT 1. A.(3)(l)

                Second Amendment to Participation Agreement Among
  Variable Insurance Products Fund III, Fidelity Distributors Corporation and
                          AUSA Life dated May 1, 2001


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                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

AUSA Life Insurance Company, Inc., Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated August 31, 2000, as amended, by doing the following:

         The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May 2001.

AUSA Life Insurance Company, INC.

By:      /s/ Priscilla I. Hechler
         Priscilla I. Hechler
Title:   Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND III

By:      /s/ Robert C. Pozen
         Robert C. Pozen
         Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         Mike Kellogg
         Executive Vice President


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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                         POLICY FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS               FUNDED BY SEPARATE ACCOUNT
--------------------------------------               --------------------------
AUSA Series Life Account                             Form Number:  VL03NY
(est. October 24, 1994)                              Product:  AUSA Financial Freedom Builder

                                                     Form Number:  VL95NY
                                                     Product:  AUSA Freedom Elite Builder

                                                     Form Number:  JLS02NY
                                                     Product:  AUSA Freedom Wealth Protector

Separate Account VA BNY                              Form Number:  AV343 101 90 396
(est. September 27, 1994)                            Product:  AUSA Landmark Variable Annuity

AUSA Series Annuity Account                          Form Number:  WL18NY
(est. March 20, 2001)                                Product:  AUSA Freedom Premier